Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS Q4 EPS FROM CONTINUING OPERATIONS OF $1.99,
$2.26 ON AN ADJUSTED BASIS, ABOVE PREVIOUSLY COMMUNICATED
GUIDANCE

COMPARABLE STORE SALES IN LINE WITH GUIDANCE

COMPANY PROVIDES GUIDANCE FOR FISCAL 2017

COMPANY ANNOUNCES $150 MILLION SHARE REPURCHASE PROGRAM AND 19%
INCREASE IN QUARTERLY CASH DIVIDEND

Columbus, Ohio - March 3, 2017 - Big Lots, Inc. (NYSE: BIG) today reported income from continuing operations of $90.1 million, or $1.99 per diluted share, for the fourth quarter of fiscal 2016 ended January 28, 2017. This result includes an after tax expense of $14.3 million, or $0.32 per diluted share, associated with legacy pension plans which have been terminated with final payouts occurring in the quarter. It also includes an after tax benefit of $2.4 million, or $0.05 per diluted share, associated with the gain on sale of real estate. Excluding these items, adjusted income from continuing operations totaled $102.0 million, or $2.26 per diluted share (see non-GAAP table included later in this release), which exceeds our previously communicated guidance of adjusted income of $2.18 to $2.23 per diluted share (non-GAAP). In the fourth quarter of fiscal 2015, adjusted income from continuing operations totaled $99.7 million, or $2.01 per diluted share (non-GAAP). Comparable store sales increased 0.3% for the fourth quarter of fiscal 2016, compared to our guidance of flat to an increase of 2%. Net sales for the fourth quarter of fiscal 2016 decreased 0.3% to $1,579.2 million, a result of the comparable store sales increase of 0.3% offset by a lower store count year-over-year.

Commenting on today’s release, David Campisi, Chief Executive Officer and President of Big Lots, stated, “I’m pleased to report a solid fourth quarter in what was a very difficult retail environment. We remained focused on our ownable, winnable merchandise strategy, improving the quality and value of our assortments, and our in-store service to Jennifer. Throughout 2016, we were able to drive improved consistency in our business resulting in operating profit and EPS results meaningfully above our original plans and last year. I am proud of our team and the accomplishments of 2016 and the last three years as we have made significant progress, in a very short period of time, repositioning our business for long-term success.”

FOURTH QUARTER HIGHLIGHTS

•
Adjusted income from continuing operations of $2.26 per diluted share (non-GAAP), a 12% increase compared to last year’s adjusted income from continuing operations of $2.01 per diluted share (non-GAAP)

•	Comparable store sales increase of 0.3%, the twelfth consecutive quarter of flat or positive results

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

	Earnings per Share

	Q4 2016	Q4 2015	FY 2016	FY 2015

Continuing operations	$1.99	$1.91	$3.32	$2.81

Impact of legacy pension costs (1)	$0.32	$0.10	$0.37	$0.15

Impact of gain on sale of real estate (1)	($0.05)	—	($0.05)	—

Impact of non-recurring legal expense (1)	—	—	—	$0.05

Continuing operations - adjusted basis	$2.26	$2.01	$3.64	$3.01

% change to LY	+12%		+21%

(1) Non-GAAP detailed reconciliation provided in our statements below.

FISCAL 2016 HIGHLIGHTS

•
Adjusted income from continuing operations of $3.64 per diluted share (non-GAAP), a 21% increase compared to fiscal 2015 adjusted income from continuing operations of $3.01 per diluted share (non-GAAP)

•	Comparable store sales increase of 0.9%

•	Cash flow of $227 million exceeded previous guidance of $195 million

•	Returned $288 million of cash to shareholders in the form of dividends and share repurchases

FISCAL 2016
For fiscal 2016, income from continuing operations totaled $152.8 million, or $3.32 per diluted share. Excluding the full year after tax expense of $16.8 million, or $0.37 per diluted share, associated with legacy pension plans which have been terminated, and the gain on sale of real estate noted above, adjusted income from continuing operations for the full year period ended January 28, 2017, totaled $167.2 million, or $3.64 per diluted share (non-GAAP). This result represents a 21% increase compared with adjusted income from continuing operations of $153.5 million, or $3.01 per diluted share (non-GAAP), for fiscal 2015. Comparable store sales increased 0.9% for fiscal 2016, while net sales increased 0.2% to $5,200.4 million, a result of the comparable store sales increase partially offset by a lower store count year-over-year. A reconciliation of all non-GAAP amounts to the most comparable GAAP amounts is provided later in this release.

Inventory and Cash Management
Inventory ended fiscal 2016 at $859 million, a 1% increase compared to $850 million for fiscal 2015. Inventory levels per store increased 2% compared to last year, partially offset by a lower store count year-over-year.

We ended fiscal 2016 with $51 million of Cash and Cash Equivalents and $106 million of borrowings under our credit facility compared to $54 million of Cash and Cash Equivalents and $62 million of borrowings under our credit facility as of the end of fiscal 2015. Cash flow (cash provided by operating activities less cash used in investing activities) was focused on returning cash to our shareholders.

Total Cash Returned To Shareholders
For fiscal 2016, we returned $288 million of cash to shareholders in the form of quarterly dividend payments totaling $38 million and share repurchases totaling $250 million.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

FISCAL 2017 GUIDANCE

•	Forecasting fiscal 2017 income to be $3.95 to $4.10 per diluted share representing a 9% to 13% increase compared to fiscal 2016 adjusted income of $3.64 per diluted share (non-GAAP)

•	Forecasting comparable store sales to increase in the 1% to 2% range

•	Forecasting cash flow of approximately $180 to $190 million

•	Forecasting cash returned to shareholders of approximately $195 million, including share repurchases and quarterly dividend payments

We estimate fiscal 2017 income will be in the range of $3.95 to $4.10 per diluted share, compared to adjusted income of $3.64 per diluted share (non-GAAP) for fiscal 2016. This guidance is based on a comparable store sales increase in the 1% to 2% range and total sales flat to up slightly. We estimate this financial performance will result in cash flow of approximately $180 to $190 million.

On February 28, 2017, our Board of Directors approved a share repurchase program (“2017 Share Repurchase Program”) providing for the repurchase of up to $150 million of our common shares. The $150 million authorization is expected to be utilized to repurchase shares in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. Common shares acquired through the 2017 Share Repurchase Program will be available to meet obligations under equity compensation plans and for general corporate purposes. The 2017 Share Repurchase Program is eligible to begin on March 7, 2017 and will continue until exhausted.

As announced in a separate press release earlier today, on February 28, 2017, the Board of Directors increased the Company’s quarterly dividend payment rate approximately 19% by declaring a quarterly cash dividend for the first quarter of fiscal 2017 of $0.25 per common share. This dividend is payable on March 31, 2017, to shareholders of record as of the close of business on March 17, 2017.

Fiscal Q1 2017 Guidance

For the first quarter of fiscal 2017, we estimate income in the range of $0.95 to $1.05 per diluted share representing a 16% to 28% increase compared to last year’s adjusted income of $0.82 per diluted share. This guidance assumes comparable store sales in the range of flat to +2%.

	Q1		Full Year

	2017 Guidance	2016 (1)	2017 Guidance	2016 (1)

Earnings per diluted share	$0.95 - $1.05	$0.82	$3.95 - $4.10	$3.64

(1) Non-GAAP - detailed reconciliation provided below.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Conference Call/Webcast
We will host a conference call today at 8:00 a.m. to discuss our financial results for the fourth quarter of fiscal 2016 and provide commentary on our outlook for fiscal 2017. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, March 17, 2017. A replay of this call will also be available beginning today at 12:00 noon through March 17 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 8358778. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a unique, non-traditional, discount retailer operating 1,432 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys, & Accessories. Our vision is to be recognized for providing an outstanding shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JANUARY 28	JANUARY 30
	2017	2016
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$51,164	$54,144
Inventories	858,689	849,982
Other current assets	84,526	90,306
Total current assets	994,379	994,432

Property and equipment - net	525,851	559,924

Deferred income taxes	46,469	47,739
Other assets	41,008	38,275
	$1,607,707	$1,640,370

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$400,495	$382,277
Property, payroll and other taxes	81,306	76,568
Accrued operating expenses	71,251	81,756
Insurance reserves	40,269	40,661
Accrued salaries and wages	54,009	72,250
Income taxes payable	31,265	24,936
Total current liabilities	678,595	678,448

Long-term obligations under bank credit facility	106,400	62,300

Deferred rent	56,035	59,454
Insurance reserves	56,593	58,359
Unrecognized tax benefits	15,853	17,789
Other liabilities	43,601	43,550

Shareholders' equity	650,630	720,470
	$1,607,707	$1,640,370

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JANUARY 28, 2017		JANUARY 30, 2016
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,579,211	100.0	$1,583,967	100.0
Gross margin	653,323	41.4	647,229	40.9
Selling and administrative expenses	479,101	30.3	462,172	29.2
Depreciation expense	29,690	1.9	30,349	1.9
Operating profit	144,532	9.2	154,708	9.8
Interest expense	(1,298)	(0.1)	(946)	(0.1)
Other income (expense)	359	0.0	(2,812)	(0.2)
Income from continuing operations before income taxes	143,593	9.1	150,950	9.5
Income tax expense	53,516	3.4	56,258	3.6
Income from continuing operations	90,077	5.7	94,692	6.0
Income (loss) from discontinued operations, net of tax (benefit) expense of $(14) and $125, respectively	1	0.0	(160)	(0.0)
Net income	$90,078	5.7	$94,532	6.0

Earnings per common share - basic (a)
Continuing operations	$2.04		$1.93
Discontinued operations	0.00		0.00
Net income	$2.04		$1.93

Earnings per common share - diluted (a)
Continuing operations	$1.99		$1.91
Discontinued operations	0.00		0.00
Net income	$1.99		$1.91

Weighted average common shares outstanding
Basic	44,231		49,094
Dilutive effect of share-based awards	922		452
Diluted	45,153		49,546

Cash dividends declared per common share	$0.21		$0.19

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	52 WEEKS ENDED		52 WEEKS ENDED
	JANUARY 28, 2017		JANUARY 30, 2016
		%		%
	(Unaudited)

Net sales	$5,200,439	100.0	$5,190,582	100.0
Gross margin	2,099,419	40.4	2,067,186	39.8
Selling and administrative expenses	1,731,006	33.3	1,708,717	32.9
Depreciation expense	120,440	2.3	122,737	2.4
Operating profit	247,973	4.8	235,732	4.5
Interest expense	(5,091)	(0.1)	(3,683)	(0.1)
Other income (expense)	1,359	0.0	(5,199)	(0.1)
Income from continuing operations before income taxes	244,241	4.7	226,850	4.4
Income tax expense	91,458	1.8	83,842	1.6
Income from continuing operations	152,783	2.9	143,008	2.8
Income (loss) from discontinued operations, net of tax expense of $14 and $135, respectively	45	0.0	(135)	(0.0)
Net income	$152,828	2.9	$142,873	2.8

Earnings per common share - basic (a)
Continuing operations	$3.37		$2.83
Discontinued operations	0.00		0.00
Net income	$3.37		$2.83

Earnings per common share - diluted (a)
Continuing operations	$3.32		$2.81
Discontinued operations	0.00		0.00
Net income	$3.32		$2.80

Weighted average common shares outstanding
Basic	45,316		50,517
Dilutive effect of share-based awards	658		447
Diluted	45,974		50,964

Cash dividends declared per common share	$0.84		$0.76

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	JANUARY 28, 2017	JANUARY 30, 2016
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$268,389	$290,034

Net cash used in investing activities	(12,859)	(14,895)

Net cash used in financing activities	(264,109)	(282,536)

Decrease in cash and cash equivalents	(8,579)	(7,397)
Cash and cash equivalents:
Beginning of period	59,743	61,541
End of period	$51,164	$54,144

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	52 WEEKS ENDED	52 WEEKS ENDED
	JANUARY 28, 2017	JANUARY 30, 2016
	(Unaudited)

Net cash provided by operating activities	$311,925	$342,352

Net cash used in investing activities	(84,701)	(113,193)

Net cash used in financing activities	(230,204)	(227,276)

(Decrease) Increase in cash and cash equivalents	(2,980)	1,883
Cash and cash equivalents:
Beginning of period	54,144	52,261
End of period	$51,164	$54,144

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: (1) selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, income from continuing operations, net income, diluted earnings per share from continuing operations, and diluted earnings per share for the fourth quarter of 2016, the full year 2016, the fourth quarter of 2015, the full year 2015, and the first quarter of 2016 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share (non-GAAP financial measures).

Fourth quarter of 2016 - Thirteen weeks ended January 28, 2017

	As Reported	Adjustment to exclude pension costs	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$479,101	$(23,693)	$3,823	$459,231
Selling and administrative expense rate	30.3%	(1.5%)	0.2%	29.1%
Operating profit	144,532	23,693	(3,823)	164,402
Operating profit rate	9.2%	1.5%	(0.2%)	10.4%
Income tax expense	53,516	9,364	(1,412)	61,468
Effective income tax rate	37.3%	0.3%	(0.0%)	37.6%
Income from continuing operations	90,077	14,329	(2,411)	101,995
Net income	90,078	14,329	(2,411)	101,996
Diluted earnings per share from
continuing operations	$1.99	$0.32	$(0.05)	$2.26
Diluted earnings per share	$1.99	$0.32	$(0.05)	$2.26

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”): (1) all costs associated with the Company’s pension plans, as the Company completed termination and distribution proceedings in 2016, which totaled $23,693 ($14,329, net of tax); (2) a pretax adjustment for a gain on the sale of real estate of $3,823 ($2,411, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Full Year 2016 - Fifty-two weeks ended January 28, 2017

	As Reported	Adjustment to exclude pension costs	Gain on sale of real estate	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,731,006	$(27,766)	$3,823	$1,707,063
Selling and administrative expense rate	33.3%	(0.5%)	0.1%	32.8%
Operating profit	247,973	27,766	(3,823)	271,916
Operating profit rate	4.8%	0.5%	(0.1%)	5.2%
Income tax expense	91,458	10,976	(1,412)	101,022
Effective income tax rate	37.4%	0.3%	(0.0%)	37.7%
Income from continuing operations	152,783	16,790	(2,411)	167,162
Net income	152,828	16,790	(2,411)	167,207
Diluted earnings per share from
continuing operations	$3.32	$0.37	$(0.05)	$3.64
Diluted earnings per share	$3.32	$0.37	$(0.05)	$3.64

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP: (1) all costs associated with the Company’s pension plans, as the Company completed termination and distribution proceedings in 2016, which totaled $27,766 ($16,790, net of tax); and (2) a pretax adjustment for a gain on the sale of real estate of $3,823 ($2,411, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Fourth quarter of 2015 - Thirteen weeks ended January 30, 2016

	As Reported	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$462,172	$(8,247)	$453,925
Selling and administrative expense rate	29.2%	(0.5%)	28.7%
Operating profit	154,708	8,247	162,955
Operating profit rate	9.8%	0.5%	10.3%
Income tax expense	56,528	3,264	59,792
Effective income tax rate	37.3%	0.3%	37.6%
Income from continuing operations	94,692	4,983	99,675
Net income	94,532	4,983	99,515
Diluted earnings per share from
continuing operations	$1.91	$0.10	$2.01
Diluted earnings per share	$1.91	$0.10	$2.01

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intentions of completing the termination and distributing all plan assets during 2016, which totaled $8,247 ($4,983, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Full Year 2015 - Fifty-two weeks ended January 30, 2016

	As Reported	Adjustment to exclude loss contingency	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,708,717	$(4,487)	$(12,932)	$1,691,298
Selling and administrative expense rate	32.9%	(0.1%)	(0.2%)	32.6%
Operating profit	235,732	4,487	12,932	253,151
Operating profit rate	4.5%	0.1%	0.2%	4.9%
Income tax expense	83,842	1,776	5,112	90,730
Effective income tax rate	37.0%	0.0%	0.1%	37.1%
Income from continuing operations	143,008	2,711	7,820	153,539
Net income	142,873	2,711	7,820	153,404
Diluted earnings per share from
continuing operations	$2.81	$0.05	$0.15	$3.01
Diluted earnings per share	$2.80	$0.05	$0.15	$3.01

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP: (1) a pretax accrual of a loss contingency associated with merchandise-related legal matters of $4,487 ($2,711, net of tax); and (2) all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intentions of completing the termination and distributing all plan assets during 2016, which totaled $12,932 ($7,820, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

First quarter of 2016 - Thirteen weeks ended April 30, 2016

	As Reported	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$425,412	$(2,140)	$423,272
Selling and administrative expense rate	32.4%	(0.2%)	32.2%
Operating profit	62,570	2,140	64,710
Operating profit rate	4.8%	0.2%	4.9%
Income tax expense	24,002	846	24,848
Effective income tax rate	38.3%	0.0%	38.4%
Income from continuing operations	38,613	1,294	39,907
Net income	38,659	1,294	39,953
Diluted earnings per share from
continuing operations	$0.79	$0.03	$0.82
Diluted earnings per share	$0.79	$0.03	$0.82

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) all costs associated with the Company’s pension plans, as the Company completed termination and distribution proceedings in 2016, which totaled $2,140 ($1,294, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.